UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Piedmont Office Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	58-2328421
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11695 Johns Creek Parkway, Johns Creek, Georgia	30097
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-163394
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, $.01 par value per share	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the capital stock of Piedmont Office Realty Trust, Inc. (the “Registrant”) is set forth under the heading “Description of Capital Stock” in the prospectus forming part of the Registrant’s Registration Statement on Form S-11, initially filed with the Securities and Exchange Commission on November 27, 2009 (File No. 333-163394), as amended from time to time, which information is incorporated herein by reference. The final prospectus, if filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PIEDMONT OFFICE REALTY TRUST, INC.

Date: February 5, 2010	By:	/S/ LAURA P. MOON
	Name:	Laura P. Moon
	Title:	Senior Vice President and Chief Accounting Officer